UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): April 9, 2007

EMVELCO CORP.
(Exact name of registrant as specified in charter)

Delaware	001-12000	13-3696015
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	(File Number)	Identification No.)

468 North Camden Drive Suite 256(I) Beverly Hills, CA 90210
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (310) 860-5697

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Euroweb International Corp.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously reported in a Form 8-K (the "Original 8-K") filed by Emvelco Corp. (the “Company”) on April 12, 2007, on April 9, 2007, Peter Szigeti, the Chief Accounting Officer of the Company resigned as Chief Accounting Officer of the Company.    The Original 8-K also reported that in order to finalize the audited financial statements for the year ended December 31, 2006, the Company engaged Ac-Profi Kft. and Corporate Finance Group, Inc., accounting consulting firms, to provide needed accounting assistance.

The reference to Corporate Finance Group, Inc. in the Original 8-K was made in error and should not have been included.  This Form 8-K/A amends the Original 8-K to revise the disclosure such that it now reports that in order to finalize the audited financial statements for the year ended December 31, 2006, the Company engaged Ac-Profi Kft., an accounting consulting firm, to provide needed accounting assistance.  The Original 8-K is hereby revised and the reference to Corporate Finance Group, Inc. is permanently removed from the Original 8-K as if the same were never included.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMVELCO CORP.

	By:	/s/ YOSSI ATTIA
Name: Yossi Attia
Title: Chief Executive Officer

Date:	April 13, 2007
Beverly Hills, California